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               SECOND AMENDMENT TO SECOND AMENDED
             AND RESTATED REVOLVING CREDIT AGREEMENT


     This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT FACILITY dated as of October 14, 1996 (the "Second
Amendment") is by and between

     STANLEY FURNITURE COMPANY, INC., a Delaware corporation (the
"Borrower"); and

     NATIONAL BANK OF CANADA, a Canadian chartered bank (the
"Lender" or "NBC").


RECITALS

     A. National Canada Finance Corp., a Delaware corporation ("NCFC"), and the Lender made a certain credit facility available to the Borrower pursuant to the terms and conditions contained in that certain Second Amended and Restated Revolving Credit Agreement dated as of February 15, 1994 among the Borrower, NCFC and the Lender, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of August 21, 1995 (as amended, the "Loan Agreement").

     B. The Lender has been assigned the rights of NCFC under the Loan Agreement and the documents related thereto pursuant to the terms of an Agreement and Transfer Agreement.

     C. The Borrower has requested that the Lender make certain changes to the Loan Agreement.

     D. The Lender has agreed to make these changes to the Loan Agreement as set forth herein.

     NOW, THEREFORE, the Borrower and the Lender hereby agree as follows:

     A.     The Loan Agreement is amended as follows:

            1. The first sentence of Section 3.09(b) is deleted in its entirety and replaced with the following:

                "(b) Unused Fee. In consideration of the Lender's commitment to make the Revolving Credit Loans hereunder, the Borrower agrees to pay an unused fee of one-eighth of one percent (1/8%) per annum (computed on the basis of the actual number of days elapsed in a year of 360 days) on the excess of the Committed Amount over the aggregate average principal amount of the Revolving Credit Loans outstanding during the applicable quarterly period."


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      2.  Section 8.01(j) is deleted in its entirety and replaced with the following:

                "(j) Restricted Payments. Make any Restricted Payment; provided, however, Borrower may (I) buy up to 15% of the Common Stock, $.02 par value, of the Borrower owned by the ML-Lee Acquisition Fund L.P. and certain affiliates of the Thomas H. Lee Company, in the event such shares are not purchased pursuant to the exercise of overallotment options granted to underwriters in a secondary offering of such stock; provided, however, that no more than $8,000,000.00 may be borrowed under this Loan Agreement to finance this transaction and (II) pay dividends or make payments to redeem, repurchase or otherwise acquire shares of its stock in an amount up to $3,839,000 plus (A) 50% of Borrower's net income during the period from January 1, 1996 through the end of the most recently completed fiscal quarter and (B) the total net cash proceeds received by the Borrower from the sale of its stock during such period less (C) the aggregate amount of cash dividends paid or cash payments (other than pursuant to clause
     (I) above) made to redeem, repurchase or otherwise acquire shares of its stock."

     A. The Borrower represents and warrants that, as of the date hereof, it is not in default of the terms of the Loan Agreement, as amended hereby, or any of the other documents executed between the Borrower and the Lender in connection therewith.

     B. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original.

     C. This Second Amendment and the Loan Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with the laws of the State of North Carolina.


















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     IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be executed under seal as of the day and year first above written.

                                 STANLEY FURNITURE COMPANY, INC.
ATTEST

By                               By

Title                            Title

     (CORPORATE SEAL)

                                 NATIONAL BANK OF CANADA

                                 By

                                 Title


                                 By

                                 Title




























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